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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and all references to our firm) included in or made a part of this registration statement.



                                        Arthur Andersen LLP

                                        /s/ Arthur Andersen LLP


Seattle, Washington
August 7, 2001